Exhibit 10.2

TABULA RASA HEALTHCARE, INC.

LEADERSHIP EXIT BONUS PLAN

As adopted on June 30, 2014

1.              Purpose; Definitions.

(a)         On or about the date hereof, Tabula Rasa Healthcare, Inc. (the “Company”) entered into an Agreement and Plan of Merger with CareKinesis, Inc., a Delaware corporation (“CareKinesis”), and CK Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub was merged with and into CareKinesis (the “Merger”) and each issued and outstanding share of capital stock of CareKinesis was cancelled and converted into the right to receive one equivalent share of capital stock of the Company, and CareKinesis became a wholly-owned subsidiary of the Company.  This Tabula Rasa Healthcare, Inc. Leadership Exit Bonus Plan (the “Plan”) is being established in connection with the Merger to supersede and replace in its entirety the CareKinesis, Inc. Leadership Exit Bonus Plan (the “Prior Plan”) and to promote the interests of the Company by enabling employees to participate in a future Change of Control Transaction (as defined herein) or Initial Public Offering (as defined herein) through the establishment of a bonus pool based upon the Radius Proceeds (as defined herein) in connection with the Change of Control Transaction (as defined below) or Initial Public Offering, subject to the terms hereof.  The Plan is intended to be the Management Plan defined in the Radius Letter Agreement (as defined herein).  The Prior Plan is hereby terminated and superseded in its entirety by this Plan.  Capitalized terms not otherwise defined herein shall have the meanings given them under the Radius Letter Agreement.

(b)         The following terms shall have the meanings set forth below for purposes of the Plan:

“Board” means the Board of Directors of the Company or the Compensation Committee or other committee of the Board delegated the duty to administer this Plan.

“Change of Control Transaction” has the meaning set forth in the Company’s Certificate of Incorporation.

“Eligible Employee” means each executive of the Employer who the Board has determined to be eligible to participate in the Plan, and who is listed on Schedule A hereto.  The Eligible Employees may be modified from time to time as determined by the Board in its sole discretion.

“Employer” means the Company, CareKinesis and their affiliates, as applicable.

“Exit Bonus” has the meaning set forth in Section 2(b).

“Exit Bonus Pool” has the meaning set forth in Section 2(a).

“Initial Public Offering” has the meaning set forth in the Radius Letter Agreement.

“IPO Value” has the meaning set forth in the Radius Letter Agreement.

“Participant” means an Eligible Employee who is paid a bonus hereunder.

“Radius” means Radius Venture Partners III, L.P., Radius Venture Partners III QP, L.P. and Radius Venture Partners III (Ohio) L.P.

“Radius Letter Agreement” means that certain letter agreement, dated June 30, 2014, by and among Radius and the Company, the terms of which are incorporated herein by reference.

“Radius Proceeds” has the meaning set forth in the Radius Letter Agreement, including an Excluded Amounts as set forth in the Radius Letter Agreement.

2.              Exit Bonus.

(a)                                 Establishment of Exit Bonus Pool.  In the event of a Change of Control Transaction or Initial Public Offering, Radius may contribute to an exit bonus pool hereunder in an amount based on the Radius Proceeds or IPO Value from such Change of Control Transaction or Initial Public Offering, in each case pursuant to the terms and conditions of the Radius Letter Agreement (the “Exit Bonus Pool”).  In no event shall an Exit Bonus Pool be established with respect to any transaction that does not constitute a Change of Control Transaction or Initial Public Offering.

(b)                                 Grants under the Exit Bonus Pool.  Eligible Employees shall be eligible to receive a percentage of the Exit Bonus Pool or specified dollar amount in the event of a Change of Control Transaction or Initial Public Offering in such amount as determined in accordance with Section 2(c) below (the “Exit Bonus”), subject in all respects to the terms of the Plan.

(c)                                  Allocation of Exit Bonus Pool.  Each Eligible Employee employed by the Employer on the date of the Change of Control Transaction or Initial Public Offering shall be entitled to receive an Exit Bonus, equal to a percentage of the Exit Bonus Pool or specified dollar amount.  The percentage or specified dollar amount shall be determined by the Chief Executive Officer of the Company, in his sole discretion.

(d)                                 Condition of Eligibility.  Eligibility for an Exit Bonus under the Plan shall be made conditional upon the Eligible Employee’s acknowledgement, in writing or by acceptance of an Exit Bonus, that all decisions and determinations of the Board shall be final and binding on the Eligible Employee, his or her beneficiaries and any other person having or claiming an interest under the Plan.  Exit Bonuses need not be uniform as among the Eligible Employees.

3.              Payment of Awards.

(a)                                 Notwithstanding an Eligible Employee’s designation as such, in order to receive an Exit Bonus, an Eligible Employee must be employed by the Employer on the date of the Change of Control Transaction or Initial Public Offering.

(b)                                 Upon consummation of a Change of Control Transaction or Initial Public Offering, the Exit Bonuses shall be paid by the Employer in a lump sum payment in cash, securities and/or some other form of consideration to the Participants within 5 days following the date the Change of Control Transaction or Initial Public Offering is consummated, subject in all respects to the terms of the Plan and the contribution timing as set forth in the Radius Letter Agreement.

4.              Administration.

The Plan shall be administered by the Board.  The interpretation and construction by the Board of any provisions of the Plan or of any awards granted under it shall be final and conclusive.  No member of the Board shall be liable for any action taken or determination made with respect to the Plan or any awards granted under it.  No stockholder of the Company nor any employee or former employee of the Employer, or any beneficiary, shall have any claim or cause of action against the Employer, an officer of the Employer, the Board, Radius or any Radius affiliate on account of, by reason of, or arising out of the Board’s exercise of the discretionary power granted hereunder.

5.              Non-Transferability.

No award granted under this Plan may be transferred or disposed of in any way by an Eligible Employee, except by will or by the laws of descent and distribution.

6.              No Rights as Stockholder or Employee; No Right to Future Awards.

No Eligible Employee or Participant shall have any privileges of a stockholder of the Company with respect to an Exit Bonus, nor shall the Company have any obligation to issue any stock, pay any dividends or otherwise afford any rights to which holders of stock are entitled with respect to any such award. The granting of an award under the Plan shall not confer upon an Eligible Employee or Participant any right to continue as an employee, to receive future awards under the Plan, or to interfere in any way with the Employer’s right to terminate such Eligible Employee’s or Participant’s employment.  For purposes of clarification, eligibility to participate in the Plan shall not guarantee employment through the date of a Change of Control Transaction or Initial Public Offering.

7.              Withholding.

All Exit Bonus payments under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Employer may require that the

Participant pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Exit Bonus, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to the Exit Bonus.

8.              Amendment or Discontinuance of the Plan.

(a)                                 Prior to a Change of Control Transaction or Initial Public Offering, the Board may amend or terminate this Plan at any time and from time to time with the consent of a majority of the Eligible Employees hereunder; provided that consent shall not be required for any amendment that does not materially impair the rights or interests of an Eligible Employee under this Plan.  On or after a Change of Control Transaction or Initial Public Offering, the Board may not amend the Plan in a manner that materially impairs a Participant’s rights to or interest in an Exit Bonus without the Participant’s written consent.

(b)                                 Notwithstanding the foregoing, unless a Change of Control Transaction or Initial Public Offering has occurred, this Plan shall terminate on the date immediately preceding the 5th anniversary of its effective date, unless the Plan is terminated earlier by the Board in accordance with Section 8(a) above.

(c)                                  Notwithstanding anything herein to the contrary, each Eligible Employee hereby acknowledges and agrees that the Employer and Radius may amend, waive and/or terminate all or part of the Radius Letter Agreement at any time hereafter in their sole discretion.

9.              Section 409A.

The benefits provided under this Plan are intended to be subject to a “substantial risk of forfeiture” under Section 409A of the Internal Revenue Code, as amended and the regulations promulgated thereunder (the “Code”), and to be payable within the “short term deferral period” under Section 409A of the Code following lapse of the applicable forfeiture conditions.

10.       Governing Law.

The Plan shall be governed by the laws of the State of Delaware without regard to the conflicts of law principles thereof.

SCHEDULE A

Eligible Employees

Calvin Knowlton

Orsula Knowlton

Brian Adams

Joseph Filippoli

Robert Alesiani

Michael Greenhalgh

A-1